Exhibit (c)(1)

KPMG LLP Suite 4000 1735 Market Street Philadelphia, PA 19103-7501

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-278734) on Form N-2 of our report dated March 5, 2026, with respect to the financial statements and financial highlights of Destiny Tech100 Inc..

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 9, 2026

KPMG LLP, a Delaware limited liability partnership, and its subsidiaries are part of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee.